UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 29, 2008

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incentive Plan Payments for 2007

On February 29, 2008, under metrics previously approved by the Compensation Committee of the Board of Directors (“Board”) of FEI Company, the Company determined payments under the Company’s Management Variable Compensation Plan (“MVP”) to the Company’s named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for 2007 performance. The payments were calculated in accordance with the metrics disclosed by the Company in a Current Report on Form 8-K dated February 21, 2007, except that Robert H. J. Fastenau’s target MVP percentage was incorrectly listed on that Current Report on Form 8-K as 55% rather than 60%. The amounts payable to the named executive officers are as follows:

Named Executive Officer:	Incentive Payments Under 2007 MVP

Don R. Kania	$797,528
Raymond A. Link	$269,709
Robert H. J. Fastenau	€203,007
Robert S. Gregg	$179,444

Performance-Based RSU Grants for 2007

On February 29, 2008, under metrics previously approved by the Compensation Committee of the Board as described above, the Company fixed the number of performance-based RSUs awarded to the Company’s named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for 2007 performance. The grants, which were calculated in accordance with the metrics disclosed by the Company in a Current Report on Form 8-K dated February 21, 2007, were made in the amounts described in the following table.

Named Executive Officer:	Performance-Based RSUs for 2007 Performance

Don R. Kania	20,715
Raymond A. Link	8,976
Robert H. J. Fastenau	8,976
Robert S. Gregg	4,143

The first 25% of the RSUs granted will vest on March 5, 2008. The remaining performance-based RSUs will vest annually over the next three years, on the anniversary of the vesting date of the first 25% of the RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: March 5, 2008